As filed with the Securities and Exchange Commission on August 4, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TechnipFMC plc
(Exact name of registrant as specified in its charter)
England and Wales	98-1283037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One St. Paul’s Churchyard London, United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)
+44 203-429-3950
(Registrant’s telephone number, including area code)
Dianne B. Ralston
Executive Vice President, Chief Legal Officer and Secretary
11740 Katy Freeway, Energy Tower 3
Houston, Texas, United States 77079
Telephone: (281) 591-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Ryan J. Maierson
Jesse P. Myers
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Ordinary Shares
Preference Shares
Debt Securities
Guarantees(3)
Share Purchase Contracts
Warrants(4)
Units comprising one or more classes of the above securities(5)
Total
(1)
An indeterminate aggregate amount and initial offering price of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance on a pay-as-you-go basis.

(3)
TechnipFMC plc may guarantee debt securities issued by one or more of its subsidiaries. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

(4)	The warrants covered by this registration statement may be warrants for ordinary shares, preference shares or debt securities.
(5)
Each unit will be issued under a unit agreement and will represent an interest in one or more ordinary shares, preference shares, debt securities, guarantees, warrants or share purchase contracts or any combination of such securities, which if more than one may or may not be separable from one another.

PROSPECTUS

TechnipFMC plc
ORDINARY SHARES
PREFERENCE SHARES
DEBT SECURITIES
GUARANTEES
SHARE PURCHASE CONTRACTS
WARRANTS
UNITS
TechnipFMC plc, a public limited company incorporated under the laws of England and Wales, may offer and sell from time to time in one or more offerings an indeterminate amount of ordinary shares, preference shares, debt securities, guarantees, share purchase contracts, warrants and/or units that include any of these securities or securities of other entities.
This prospectus provides a general description of the securities TechnipFMC plc may offer. Supplements to this prospectus will provide the specific terms of the securities that TechnipFMC plc actually offers, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.
TechnipFMC plc may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents.
TechnipFMC plc’s ordinary shares trade on the New York Stock Exchange and on the regulated market of Euronext Paris under the symbol “FTI.”
Investing in our securities involves risks. Please read “Risk Factors” beginning on page 6 of this prospectus, any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference herein or therein, concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described in this prospectus and in any prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Regulation Rules.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Under no circumstances should the delivery to you of this create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “TechnipFMC,” “we,” “us,” and “our” mean TechnipFMC plc, a public limited company incorporated under the laws of England and Wales, and its subsidiaries. TechnipFMC plc refers to TechnipFMC plc, and not to any of its subsidiaries or affiliates. In this prospectus, we sometimes refer to the ordinary shares, preference shares, debt securities, guarantees, share purchase contracts, warrants and units, collectively, as the “securities.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
We file annual, quarterly and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov and are also available free of charge through our website at http://www.technipfmc.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Other than the specific documents incorporated by reference, information on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.
INDUSTRY AND MARKET DATA
The market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below filed by us, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:
•	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 3, 2020;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 13, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on May 4, 2020 and July 31, 2020, respectively;
•	our Current Reports on Form 8-K, as filed with the SEC on April 22, 2020 (Item 5.02 only), April 24, 2020, May 21, 2020, June 15, 2020, and June 30, 2020; and
•	the description of our ordinary shares contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 3, 2020.
All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, other than any portions of such filings that were furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in this prospectus or a previously filed document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or by calling the following number:
TechnipFMC plc
11740 Katy Freeway
Energy Tower 3
Houston, Texas 77079
(281) 591-4000
THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT INCORPORATED BY REFERENCE IN AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any applicable free writing prospectus and other documents incorporated by reference herein and therein may contain “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predict,” “estimate,” “outlook” and similar expressions, including the negatives thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.
All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus and other documents incorporated by reference herein and therein, as well as the following:
•
risks associated with disease outbreaks and other public health issues, including the coronavirus disease 2019, their impact on the global economy and the business of our company, customers, suppliers and other partners, changes in, and the administration of, treaties, laws, and regulations, including in response to such issues and the potential for such issues to exacerbate other risks we face, including those related to the factors listed or referenced below;

•	risks associated with our ability to consummate our proposed separation and spin-off of our Technip Energies segment;
•	unanticipated changes relating to competitive factors in our industry;
•	demand for our products and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;
•	our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;
•	potential liabilities arising out of the installation or use of our products;
•	cost overruns related to our fixed price contracts or capital asset construction projects that may affect revenues;
•	our ability to timely deliver our backlog and its effect on our future sales, profitability and our relationships with our customers;
•	our reliance on subcontractors, suppliers and joint venture partners in the performance of our contracts;
•	our ability to hire and retain key personnel;
•	piracy risks for our maritime employees and assets;
•	the potential impacts of seasonal and weather conditions;
•	the cumulative loss of major contracts or alliances;
•
U.S. and international laws and regulations, including existing or future environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;
•	risks associated with The Depository Trust Company and Euroclear for clearance services for shares traded on the New York Stock Exchange and on the regulated market of Euronext Paris, respectively;

•	the United Kingdom’s withdrawal from the European Union;
•
risks associated with being an English public limited company, including the need for “distributable profits”, shareholder approval of certain capital structure decisions and the risk that we may not be able to pay dividends or repurchase shares in accordance with our announced capital allocation plan;

•	compliance with covenants under our debt instruments and conditions in the credit markets;
•	downgrade in the ratings of our debt could restrict our ability to access the debt capital markets;
•	the outcome of uninsured claims and litigation against us;
•	the risks of currency exchange rate fluctuations associated with our international operations;
•	risks related to our acquisition and divestiture activities;
•
failure of our information technology infrastructure or any significant breach of security, including related to cyber attacks, and our actual or perceived failure to comply with data security and privacy obligations;

•	risks associated with tax liabilities, changes in U.S. federal or international tax laws or interpretations to which we are subject; and
•	such other risk factors set forth in our filings with the SEC and in our filings with the Autorité des marchés financiers or the U.K. Financial Conduct Authority.
We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

OUR COMPANY
We are a global energy service company with a portfolio of solutions for the production and transformation of hydrocarbons and renewable energy sources. These solutions range from discrete products and services to fully integrated solutions based on proprietary technologies, with a clear focus to deliver greater efficiency across project lifecycles from concept to delivery and beyond.
We operate across three business segments: Subsea, Technip Energies and Surface Technologies. Through these segments, we are levered to the three energy growth areas of unconventionals, liquefied natural gas and deepwater developments.
Our principal executive offices are currently located at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, and our telephone number is +44 203-429-3950. We also have operational headquarters in Paris, France and Houston, Texas, United States. We are registered in England and Wales under company number 09909709. Our Internet website is www.technipfmc.com. The information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES
The description of the ordinary shares, nominal value $1.00 per share, of TechnipFMC plc is incorporated into this prospectus by reference to the Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 3, 2020.

DESCRIPTION OF PREFERENCE SHARES
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preference shares.
Our articles of association authorize us to issue shares, with such preferred, deferred or other special rights, or such restrictions, whether as regards dividend, return of capital, voting or otherwise as the shareholders may from time to time by “ordinary resolution” determine (or in the absence of any such determination, as our board of directors may determine). Such ordinary resolution must be approved by holders of a simple majority of the aggregate voting power of our entire issued share capital that, being entitled to vote, vote on the resolution at a general meeting of TechnipFMC plc. Our articles of association authorize our board of directors to allot shares in TechnipFMC plc, and to grant rights to subscribe for or to convert any security into shares of TechnipFMC plc, up to a maximum aggregate nominal amount representing 20% of the number of shares in the capital of TechnipFMC plc as of the date of the adoption of our articles of association and after the consummation of the transactions that occurred on the date of the adoption of our articles of association (in addition to any authority to allot that had not yet expired granted to our board of directors prior to the date of the adoption of our articles of association). Such shares include preference shares, which would generally be afforded preferences regarding dividends and liquidation rights over ordinary shares. Such authority to allot preference shares will continue until 2022 and thereafter it must be renewed, but we may seek renewal more frequently for additional terms not to exceed five years from the date of any such further authorization.
We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES
As used in this description, the words “TechnipFMC,” “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates.
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank National Association, or another trustee to be named in the applicable prospectus supplement, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of U.S. $2,000 and integral multiples of $1,000 in excess thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), as set forth in the applicable prospectus supplement. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Certain Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Merger, Consolidation and Sale of Assets
The indenture provides that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:
•
either (a) TechnipFMC is the surviving corporation or (b) the person formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement (if other than TechnipFMC) or the person to which such sale, conveyance, transfer or lease is made (i) assumes all the obligations of TechnipFMC under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof or the District of Columbia;

•	we or the successor will not immediately be in default under the indenture; and
•
we deliver an officers’ certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, comply with the indenture and that all conditions precedent set forth therein have been complied with.

Upon the assumption of all our obligations by a successor, we will be relieved of all obligations under the indenture, except in the case of a lease.
Events of Default
An “Event of Default,” when used in the indenture, with respect to debt securities of any series, means any of the following:
(1)	failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;
(2)	failure to pay the principal of or any premium on any debt security of that series when due;
(3)	failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;
(4)
failure to perform, or a breach of, any other covenant of TechnipFMC in the indenture (other than a covenant included in the indenture for the benefit of another series), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant;

(5)
TechnipFMC, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or TechnipFMC admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

(6)
a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against TechnipFMC in an involuntary case, (ii) appoints a custodian or similar official of TechnipFMC or for any substantial part of its property or adjudges TechnipFMC insolvent, or (iii) orders the winding up or liquidation of TechnipFMC; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)	any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.
If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of (i) the series affected by such default (in the case of a default described in clause (1), (2), (3) or (7) above) or (ii) all series of debt securities affected by such default (in the case of a default described under clause (4) above) may declare the unpaid principal of, together with any accrued but unpaid premium or interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) can void the declaration.
Notwithstanding the foregoing, if an event of default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, together with any accrued but unpaid premium or interest on, all debt securities outstanding under the Indenture will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee.
Subject to certain limitations, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, relating to an event of default described in clause (1), (2), (3) or (7) above respecting such series of debt securities, and the holders of a majority in principal amount of all outstanding debt securities may do the same in relation to any other event of default.
Modification and Waiver
Holders who own a majority in principal amount of the debt securities of a series may agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change may affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.
We may enter into supplemental indentures for other purposes specified in the indenture, including to make changes that would not materially adversely affect the interests of holders or to create a new series of debt securities, without the consent of any holder of debt securities.
The holders of a majority in principal amount of the debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, and the holders of a majority in principal amount of all outstanding debt securities may on behalf of the holders of all debt securities waive any other past default under the indenture and its consequences, except in each case a default:
•	in the payment of the principal of, premium, if any, or interest on, any debt security; or
•	in respect of a covenant which under the indenture cannot be amended without the consent of the holder of each outstanding debt security affected.

Defeasance and Discharge
We at any time may terminate all our obligations under the indenture as they relate to a series of debt securities (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a securities registrar and paying agent in respect of such debt securities.
We at any time may terminate our obligations under certain covenants, including those with respect to a series of debt securities (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in clause (4) or (7) under “Events of Default” above.
In order to exercise either defeasance option, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the relevant series of debt securities to the date of redemption or stated maturity, as the case may be, and we must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law.
In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust fund for payment of principal of and any premium and interest on their debt securities until maturity.
Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an event of default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable for such payments, however.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
•	deliver all outstanding debt securities of that series to the trustee for cancellation; or
•
all such debt securities not so delivered for cancellation have either become due and payable or by their terms will become due and payable within one year or are called for redemption within one year, and in the case of this bullet point we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to their stated maturity or applicable redemption date.

No Personal Liability of Directors, Officers, Employees or Shareholders
No past, present or future director, officer, employee, incorporator, shareholder, member, manager or partner of TechnipFMC, as such, will have any liability for any obligations of TechnipFMC under the debt securities, or the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture provides that any legal action or proceeding arising out of or based upon the indenture, the debt securities or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the jurisdiction of such courts in any such legal action or proceeding. The indenture further provides that service of any process to such party’s or its authorized agent’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) waive any objection to proceedings in any such courts, whether on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

DESCRIPTION OF GUARANTEES
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. TechnipFMC plc may issue guarantees of debt securities and other securities. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:
•	the securities to which the guarantees apply;
•	whether the guarantees are senior or subordinate to other guarantees or debt;
•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and
•	any additional terms of the guarantees.
You should read the particular terms of the guarantee documents, which will be described in more detail in the applicable prospectus supplement. The obligations of a guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may issue warrants to purchase ordinary shares, preference shares, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our ordinary shares or preference shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of ordinary shares or preference shares. The price per share of our ordinary shares or preference shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.
The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be entered into by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preference shares, debt securities, guarantees, warrants, share purchase contracts or any combination of such securities. The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•
the terms of the units and of any of the ordinary shares, preference shares, debt securities, guarantees, warrants or share purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may sell the securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will be requested to advise us with respect to the validity under the laws of England and Wales, if applicable, of any securities that may be offered pursuant to this prospectus. Latham & Watkins LLP may also be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the best estimate of TechnipFMC plc as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:
SEC Registration Fee	$ *
FINRA Filing Fee	**
Printing and Engraving Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Blue Sky Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Rating Agency Fees and Expenses	**
Trustee Fees and Expenses	**
Miscellaneous	**
Total	$**
*
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**
These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.
TechnipFMC plc is a limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the U.K. Companies Act 2006, or the U.K. Companies Act, contains provisions relating to directors’ liability. The description below relates to the insurance and indemnification arrangements TechnipFMC plc provides to its officers and directors in such capacities. All statutory references in this Item 15 are to the U.K. Companies Act.
Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to her/him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.
Section 232(2) makes void any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, except if permitted as:
a)	liability insurance within Section 233;
b)	qualifying third-party indemnity provisions falling within Section 234; or
c)	qualifying pension scheme indemnity provision under Section 235.
Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, to be purchased and maintained by a company for a director of that company or of an associated company against liability for negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.
Section 234 allows TechnipFMC plc to provide an indemnity against liability incurred by a director to someone other than TechnipFMC plc or an associated company of TechnipFMC plc. Such an indemnity does not permit indemnification against liability to pay criminal fines or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or the costs of defense of criminal proceedings in which such director is convicted or civil proceedings brought by TechnipFMC plc, or an associated company, in which judgment is given against such director or application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the U.K. Companies Act, in which the court refuses to grant him or her relief.
Section 235 allows TechnipFMC plc to provide indemnification to a director that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision does not permit indemnification against liability to pay criminal fines or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or the costs of an unsuccessful defense of criminal proceedings.
Any indemnity provided under Section 234 or Section 235 must be disclosed in the company’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection at TechnipFMC plc’s registered office or otherwise in accordance with Section 237 (and every shareholder has a right to inspect and request such copies under Section 238 free of charge).
Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the shareholders of the company, disregarding the votes of the director (if a shareholder) and any connected shareholder.
The TechnipFMC plc Articles of Association, or the TechnipFMC plc Articles, provide that, subject to the U.K. Companies Act and applicable law, TechnipFMC plc shall exercise all the powers of the company to indemnify any person who is or was a director of TechnipFMC plc or of any associated company against any loss or liability incurred by him or her whether in connection with any negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to TechnipFMC plc or any associated company, and/ or any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, against any liability incurred by him or her in connection with the company’s activities as trustee of an occupational pension scheme.
The TechnipFMC plc Articles also provide that, subject to the U.K. Companies Act, TechnipFMC plc may exercise all the powers of the company to purchase and maintain insurance for or for the benefit of any person who is or was: a director, officer or employee of TechnipFMC plc, or any corporate entity which is or was the holding company or subsidiary undertaking of TechnipFMC plc, or in which TechnipFMC plc or such holding company or subsidiary undertaking has or had any interest or with which TechnipFMC plc or such holding company or subsidiary undertaking is or was in any way allied or associated; or a trustee of any pension fund in which employees of the company or any other body referred to are or have been interested. This includes, without limitation, insurance against any loss or liability or any expenditure such director, officer or employee may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.
The business combination agreement, dated as of June 14, 2016, by and among FMC Technologies, Inc., FMC Technologies SIS Limited and Technip S.A., as amended, or the Business Combination Agreement, provides that, for a period of six years from and after completion of the mergers effected in accordance with the Business Combination Agreement, or the Mergers, TechnipFMC plc will indemnify and hold harmless and provide advancement of expenses to each past and present (as of completion of the Mergers) director, officer and employee of FMC Technologies, Inc., Technip S.A. or any of their subsidiaries against all costs or expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries, fines, losses, claims, damages or liabilities incurred by such individual in connection with any civil, criminal, administrative or investigative proceeding arising out of or pertaining to any act or omission of such director, officer or employee prior to completion of the Mergers (i) in each case, to the same extent as such person is indemnified or has the right to advancement of expenses as of the date of the memorandum of understanding by FMC Technologies, Inc., Technip S.A. or their subsidiaries, as applicable, pursuant to the organizational documents and indemnification agreements thereof and (ii) with respect to directors and officers, to the fullest extent permitted by applicable law for acts or omissions occurring at or prior to completion of the Mergers.
The Business Combination Agreement further provides that, for a period of not less than six years after completion of the Mergers, the organizational documents of TechnipFMC plc (and any successor thereto) will contain provisions providing for the elimination of liability of directors, indemnification of officers and directors and advancement of expenses to the fullest extent permitted by applicable law. Additionally, for the benefit of Technip S.A.’s and FMC Technologies, Inc.’s directors and officers, TechnipFMC plc shall cause to be maintained for a period of six years after completion of the Mergers the policies of directors’ and officers’ liability insurance and fiduciary liability insurance previously maintained by Technip S.A. and FMC Technologies, Inc. (provided, that TechnipFMC plc (or its successor) may substitute another policy with at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before completion of the Mergers; provided, however, that TechnipFMC plc is not required to spend more than 200% of the annual premiums then payable by Technip S.A. or FMC Technologies, Inc., as applicable, for such insurance annually. Alternatively, TechnipFMC plc may purchase a six year “tail” prepaid policy; provided, that the aggregate amount paid by TechnipFMC plc shall not exceed 1200% of the annual premiums then payable by Technip S.A. or FMC Technologies, Inc., as applicable, for their then current policies of directors’ and officers’ liability insurance and fiduciary liability insurance annually.
We are also party to deeds of indemnity with our directors and executive officers to indemnify them to the fullest extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in connection with the actual or purported exercise of, or failure to exercise or alleged failure to exercise, any of the such person’s powers, duties or responsibilities as a director or officer of TechnipFMC plc or any of its subsidiaries.
ITEM 16.	Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.
ITEM 17.	Undertakings.
The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1), (a)(2) and (a)(3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.
(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;
(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4) any other communication that is an offer in the offering made by the registrant to the purchaser.
(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(h) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement for each of the securities registered hereby.

2.1
Business Combination Agreement, dated as of June 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a FMC Technologies SIS Limited) and Technip S.A. (incorporated by reference from Annex A-1 to the Registration Statement on Form S-4, as amended, filed on October 21, 2016) (File No. 333-213067).

2.2
Amendment No. 1 to Business Combination Agreement, dated as of December 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a TechnipFMC Limited) and Technip S.A. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed on December 14, 2016) (File No. 333-213067).

2.3
Joinder Agreement, dated as of December 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a TechnipFMC Limited), Technip S.A., TechnipFMC Holdings Limited, TechnipFMC US Holdings LLC and TechnipFMC US Merger Sub LLC (incorporated by reference from Exhibit 2.2 to the Current Report on Form 8-K filed on December 14, 2016) (File No. 333-213067).

3.1	Articles of Association of TechnipFMC plc (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed on January 17, 2017) (File No. 001-37983).

4.1
Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed on March 30, 2017) (File No. 001-37983).

4.2
Second Supplemental Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank National Association, as trustee (including the form of 3.45% Senior Notes due 2022) (incorporated by reference from Exhibit 4.3 to the Current Report on Form 8-K filed on March 30, 2017) (File No. 001-37983).

4.4*	Form of senior note.

4.5*	Form of subordinated debt securities indenture.

4.6*	Form of subordinated note.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

4.9*	Form of Purchase Contract Agreement.

5.1	Opinion of Latham & Watkins (London) LLP.

5.2	Opinion of Latham & Watkins LLP (U.S.).

8.1*	Opinion of Latham & Watkins LLP regarding material U.S. federal income tax matters.

23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit Number	Description
23.2	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.1).

23.3	Consent of Latham & Watkins LLP (U.S.) (included in Exhibit 5.2).

24.1	Powers of Attorney (included in signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture included as Exhibit 4.1 above.
*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference to this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, United States, on the 4th day of August, 2020.
TechnipFMC plc (Registrant)

By:	/s/ Maryann T. Mannen
Maryann T. Mannen Executive Vice President and Chief Financial Officer (Principal Financial Officer, a Duly Authorized Officer and an Authorized U.S. Representative)
POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Maryann T. Mannen and Dianne B. Ralston, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Dated

/s/ Douglas J. Pferdehirt	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 4, 2020
Douglas J. Pferdehirt

/s/ Maryann T. Mannen	Executive Vice President and Chief Financial Officer (Principal Financial Officer, a Duly Authorized Officer and an Authorized U.S. Representative)	August 4, 2020
Maryann T. Mannen

/s/ Krisztina Doroghazi	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 4, 2020
Krisztina Doroghazi

/s/ Eleazar de Carvalho Filho	Director	August 4, 2020
Eleazar de Carvalho Filho

Signature	Title	Dated

/s/ Arnaud Caudoux	Director	August 4, 2020
Arnaud Caudoux

/s/ Pascal Colombani	Director	August 4, 2020
Pascal Colombani

/s/ Marie-Ange Debon	Director	August 4, 2020
Marie-Ange Debon

/s/ Claire S. Farley	Director	August 4, 2020
Claire S. Farley

/s/ Kay G. Priestly	Director	August 4, 2020
Kay G. Priestly

/s/ Joseph Rinaldi	Director	August 4, 2020
Joseph Rinaldi